UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934
(Amendment No.___)

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Spare Backup, Inc.
(Name of Registrant as Specified in Its Charter)

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SPARE BACKUP, INC.
990 Ironwood Drive
Minden, Nevada 89423
Telephone (775) 329-2180
Dear Stockholders:

We are writing to advise you that Spare Backup, Inc. intends to amend its Certificate of Incorporation to increase the number of authorized shares of its common stock from 300,000,000 shares to 450,000,000 shares (the “Recapitalization Amendment”).

These actions were approved on September 29, 2011 by our Board of Directors. In addition, individuals or entities, including our executive officers and directors, who hold approximately 50.74% of our outstanding voting securities, which represents a majority of our issued and outstanding voting securities, have approved these actions on September [ ], 2011, effective October [ ], 2011, by written consent in lieu of a special meeting of stockholders in accordance with the relevant sections of the Delaware General Corporation Law.

WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

No action is required by you.  The accompanying Information Statement is furnished only to inform our stockholders of the actions described above before they take place in accordance with Rule 14c-2 of the Securities Exchange Act of 1934.  This Information Statement is first mailed to you on or about October [__], 2011.

Please feel free to call us at (760) 779-0251 should you have any questions on the enclosed Information Statement.  We thank you for your continued interest in Spare Backup.

For the Board of Directors of
SPARE BACKUP, INC.

By: /s/ Cery Perle
October [___], 2011	Cery Perle, Chief Executive Officer

SPARE BACKUP, INC.
990 Ironwood Drive
Minden, Nevada 89423

INFORMATION STATEMENT REGARDING ACTION TAKEN BY WRITTEN CONSENT
OF MAJORITY STOCKHOLDERS IN LIEU OF A SPECIAL MEETING

WE ARE NOT ASKING YOU FOR A PROXY,
AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

GENERAL

This Information Statement is being furnished to the stockholders of Spare Backup, Inc. in connection with the adoption of the Recapitalization Amendment by written consent of our Board of Directors and the holders of a majority of our issued and outstanding voting securities in lieu of a special meeting.  On September 29, 2011 our Board of Directors approved the Recapitalization Amendment which will increase the number of our authorized shares of common stock to 450,000,000 shares.  Individuals and entities, including our executive officers and directors, who collectively own approximately 50.74% of our outstanding voting stock which is in excess of the required majority of our outstanding voting securities necessary for the adoption of these actions, have executed a written consent approving the Recapitalization Amendment.

The elimination of the need for a meeting of stockholders to approve these actions is made possible by Section 228 of the Delaware General Corporation Law which provides that the written consent of the holders of outstanding shares of voting capital stock, having not less than the minimum number of votes which would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, may be substituted for such a meeting.  In order to eliminate the costs involved in holding a special meeting, our Board of Directors voted to utilize the written consent of the holder of a majority in interest of our voting securities.

Pursuant to Section 228 of the Delaware General Corporation Law, we are required to provide prompt notice of the taking of the corporate action without a meeting of stockholders to all stockholders who did not consent in writing to such action.  This Information Statement serves as this notice.  This Information Statement is first being mailed on or about October [__], 2011 to stockholders of record, and is being delivered to inform you of the corporate action described herein before it takes effect in accordance with Rule 14c-2 of the Securities Exchange Act of 1934.  No dissenter’s rights are afforded to our stockholders under Delaware law as a result of the adoption of the Recapitalization Amendment.

The entire cost of furnishing this Information Statement will be borne by us.  We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of our voting securities held of record by them and we will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.

OUR PRINCIPAL STOCKHOLDERS

Our voting securities are comprised of our common stock, our Series A Preferred Stock and our Series B Preferred Stock.  At September 28, 2011 there were 270,811,167 shares of our common stock, 50,000 shares of our Series A Preferred Stock and 100,000 shares of Series B Preferred Stock issued and outstanding.  Each share of common stock entitles the holder to one vote and each share of both the Series A Preferred Stock and Series B Preferred Stock entitles the holder to 400 votes at any meeting of our stockholders.  The shares of common stock, the Series A Preferred Stock and the Series B Preferred Stock vote together on all matters submitted to a vote of our stockholders.

The following table contains information regarding record ownership of our common stock as of September 28, 2011 held by:

•	persons who own beneficially more than 5% of our outstanding voting securities,
•	our directors,
•	named executive officers, and
•	all of our directors and officers as a group.

A person is deemed to be the beneficial owner of securities that can be acquired by such a person within 60 days from September 28, 2011, upon exercise of options, warrants or convertible securities.  Each beneficial owner's percentage ownership is determined by assuming that options, warrants and convertible securities that are held by such a person (but not those held by any other person) and are exercisable within 60 days from that date have been exercised.  Unless otherwise indicated, the address of each of the listed beneficial owners identified is 72757 Fred Waring Drive, Palm Desert, California 92260.

	Amount and Nature of Beneficial Ownership
	Common Stock		Series A Preferred Stock		Series B Preferred Stock
Name	# of Shares	% of Class	# of Shares	% of Class	# of Shares	% of Class	% of Vote
Cery B. Perle (1)	18,127,694	6.4%	50,000	100%	0	-	11.1%
Ivor Newman (2)	5,250,000	1.9%	0	n/a	0	-	*
Andy Zeinfeld (3)	1,000,000	*	0	n/a	50,000	50%	6.3%
All named executive officers and directors as a group (three persons) (1),(2), and (3)	24,377,694		50,000	100%	50,000	50%	18.5%
Robbins Capital Partners L.P. (4)	20,875,528	7.7%	0	-	0	-	6.3%
Daniel X. Wray (5)	20,966,666	7.6%	0	-	50,000	50%	12.2%

*           represents less than 1%

(1)           The number of shares of common stock beneficially owned by Mr. Perle includes 5,809,694 shares of common stock, of which 1,085,194 shares are held by Mr. Perle, 4,000,000 shares are held in a trust for his benefit and 724,500 shares held in a trust for his minor children and 12,318,000 shares of common stock underlying options which are exercisable at a range of $0.01 per share to $0.18 per share.

(2)           The number of shares beneficially owned by Mr. Newman includes 5,250,000 shares of common stock underlying options which are exercisable at a range of $0.01 per share to $0.18 per share.

(3)           The number of shares beneficially owned by Mr. Zeinfeld includes 500,000 shares of common stock owned by his wife, 500,000 shares of common stock underlying options which are exercisable at a $0.09 per share and 50,000 shares of Series B Preferred Stock.

(4)           The number of shares beneficially owned by Robbins Capital Partners L.P. includes 18,847,000 outstanding shares of common stock and 2,028,528 shares of common stock underlying warrants which are exercisable at a range of $0.10 to $0.20 per share.  Robbins Capital Partners L.P.’s address is 100 First Stamford Place, 6th Floor, East Stamford, CT.

(5)           The number of shares beneficially owned by Mr. Wray includes 7,416,666 shares of common stock held by him, 8,550,000 shares of common stock held by Biofilm, Inc. over which he has voting and dispositive control, 5,000,000 shares of common stock underlying warrants which are exercisable at $0.09 per share and 50,000 shares of Series B Preferred Stock.  Mr. Wray’s address is Post Office Box 2649, Minden, NV

THE RECAPITALIZATION AMENDMENT

Our authorized capital currently consists of 300,000,000 shares of common stock, par value $0.001 per share, and 5,000,000 shares of preferred stock, par value $0.001 per share.  The preferred stock is issuable in such series, and with such designations, rights and preferences, as our Board of Directors may determine from time to time without the consent of our stockholders.  We have designated 50,000 shares of preferred stock as Series A Preferred Stock and 150,000 shares of preferred stock as Series B Preferred Stock.

The purpose of the Recapitalization Amendment is to increase the number of authorized but unissued shares of our common stock to 450,000,000 shares.  We do not presently have a sufficient number of authorized but unissued shares to provide for the exercise of all currently outstanding options and warrants or the conversion of our convertible debt.  As of September 28, 2011, there were 270,811,167 shares of our common stock outstanding, 11,010,023 shares underlying convertible notes, options and warrants to purchase an additional 104,341,887 shares of our common stock which are presently exercisable.  In addition, there are 4,047,053 shares of our common stock reserved for issuance under our 2002 Stock Option and Stock Award Plan.  The Recapitalization Amendment will provide a sufficient number of shares of our common stock to permit the exercise of the outstanding options and warrants, the conversion of the convertible debt and the granting of additional shares or options under our 2002 Stock Option and Stock Award Plan.  Assuming that we do not issue any additional shares of common stock prior to the effective time of the Recapitalization Amendment, as a result of the increase in the number of our authorized shares of common stock we will then have 59,789,870 of unissued and unreserved shares of common stock available for future issuances.

These additional shares may be issued by our Board of Directors in its sole discretion.  The additional shares could be used, among other things, for public or private financings to raise additional capital, for the declaration of stock splits or stock dividends, for acquisitions of other companies, for the expansion of business operations, or for the issuance of stock under warrants granted or to be granted in the future.  We will need to raise additional capital during 2011 and beyond in order to fund our operations and we anticipate that funding will come through the sale of equity securities or securities that are convertible into equity securities.  However, we have no specific plans or agreements at this time with respect to any additional financing transactions and no assurances can be given that a financing transaction or transactions will take place or will be available on terms that are favorable to our company.  There are currently no plans, agreements, arrangements, or understanding, for the issuance of additional shares of common stock.   Any future issuance will have the effect of diluting the percentage of stock ownership and voting rights of the present holders of our common stock.

The Recapitalization Amendment which increases the number of authorized shares of our common stock may be contrasted as having an anti-takeover effect.  Although the amendment was not adopted for this purpose, in the future the Board could, subject to its fiduciary duties and applicable law, use the increased number of authorized but unissued shares to frustrate persons seeking to take over or otherwise gain control of our company by, for example, privately placing shares with purchasers who might side with the Board in opposing a hostile takeover bid.  Shares of common stock could also be issued to a holder that would thereafter have sufficient voting power to assure that any proposal to amend or repeal our Bylaws or certain provisions of our Certificate of Incorporation would not receive the requisite vote.  Such uses of our securities could render more difficult, or discourage, an attempt to acquire control of our company if such transactions were opposed by the Board.  We are not aware of any party's interest in or efforts to engage in a hostile takeover attempt as of the date of this Information Statement.

The Recapitalization Amendment will become effective upon the filing with the Secretary of State of the State of Delaware which we anticipate will be on or after October [______], 2011 which is 20 days after this Information Statement was first mailed to our stockholders. The form of Recapitalization Amendment is attached to this Information Statement as Exhibit A.

WHERE YOU CAN OBTAIN ADDITIONAL INFORMATION
WHERE YOU CAN FIND MORE INFORMATION

This Information Statement refers to certain documents that are not presented herein or delivered herewith.  Such documents are available to any person, including any beneficial owner of our shares, to whom this Information Statement is delivered upon oral or written request, without charge.  Requests for such documents should be directed to Corporate Secretary, Spare Backup, Inc. 72757 Fred Waring Drive, Palm Desert, California  92260, Telephone (760) 779-0251.

We file annual and special reports and other information with the SEC. Certain of our SEC filings are available over the Internet at the SEC's web site at http://www.sec.gov. You may also read and copy any document we file with the SEC at its public reference facilities:

Public Reference Room Office
100 F Street, N.E.
Room 1580
Washington, D.C. 20549

You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Callers in the United States can also call 1-202-551-8090 for further information on the operations of the public reference facilities.

SPARE BACKUP, INC.

By: /s/ Cery Perle
Cery Perle, Chairman and CEO

EXHIBIT A

CERTIFICATE OF AMENDMENT
TO THE CERTIFICATE OF INCORPORATION
OF
SPARE BACKUP, INC.
(A Delaware Corporation)

Pursuant to Section 242 of the Delaware General Corporations Law, the undersigned, being the Chairman and Chief Executive Officer of Spare Backup, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), does hereby certify that the following resolutions were adopted by the Corporation’s Board of Directors and its stockholders as hereinafter described:

RESOLVED: Paragraph FOURTH of the Certificate of Incorporation of this Corporation is hereby amended by deleting the first paragraph and replacing it in its entirety with the following:

(a)           The total number of shares of all classes of capital stock which the Corporation shall have the authority to issue is Four Hundred and Fifty Five Million (455,000,000) shares of which Four Hundred Fifty Million (450,000,000) shares shall be Common Stock, par value $0.001 per share, and Five Million (5,000,000) shares shall be Preferred Stock, par value $0.001 per share.  The Board of Directors of the Corporation, by resolution or resolutions, at any time and from time to time, to divide and establish any or all of the unissued shares of Preferred Stock not then allocated to any series into one or more series and, without limiting the generality of the foregoing, to fix and determine the designation of each such share, the number of shares which shall constitute such series and certain preferences, limitations and relative rights of the shares of each series so established.

(b)           This Amendment shall not alter or change the Certificate of Designation, Preferences, Rights and Other Rights of Series A Preferred Stock of the Corporation as filed with the Secretary of State of Delaware on January 16, 2008 or the Certificate of Designation, Preferences, Rights and Other Rights of Series A Preferred Stock of the Corporation as filed with the Secretary of State of Delaware on September 13, 2011.

The foregoing resolutions and this Certificate of Amendment were adopted by the Board of Directors of the Corporation pursuant to a written consent of the directors of the Corporation dated September 29, 2011 in accordance with Section 141 of the Delaware General Corporation Law, and by the written consent of holders of a majority of the outstanding shares of the Corporation’s voting stock on September [ ], 2011 in accordance with Section 228 of the Delaware General Corporation Law

IN WITNESS WHEREOF, the undersigned, being the Chief Executive Officer of this Corporation, has executed this Certificate of Amendment to the Corporation’s Certificate of Incorporation as of October ___, 2011.

SPARE BACKUP, INC.

By: /s/ Cery Perle
Cery Perle, Chairman and CEO